SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 19, 2004

                                    MOOG INC.
             (Exact name of registrant as specified in its charter)

          New York                       1-5129                  16-0757636
(State or Other Jurisdiction          (Commission             (I.R.S. Employer
      of Incorporation)               File Number)           Identification No.)

        East Aurora, New York                                    14052-0018
(Address of principal executive offices)                         (Zip Code)

       Registrant's Telephone Number, Including Area Code: (716) 652-2000

                                       N/A
          (Former name or former address, if changed since last report)

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Item 5.  Other Events and Regulation FD Disclosure.

On May 19, 2004, Moog Inc. issued a press release announcing that it has entered into a long-term agreement with the Boeing Commercial Airplanes Company to supply the primary flight control actuation system for Boeing's new 7E7 Dreamliner. A copy of the press release is included as exhibit 99.1 of this report and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)   Exhibits.

      99.1  Press release dated May 19, 2004.

Item 9.  Regulation FD Disclosure.

The Company will most likely expense in future periods its non-recurring development efforts associated with completing the flight control actuation system for the 7E7 program.

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The Company's recent outlook for the balance of fiscal year 2004 remains unchanged as the first half of fiscal year 2004 included about $4 million of costs associated with the 7E7 program. Revenue related to this new program is not expected to be significant until production activity begins in a couple of years. The net margin percentage for fiscal year 2005 is expected to approximate the net margin percentage forecasted for all of fiscal year 2004. As in past years, Moog will provide a more specific forecast for its next fiscal year, 2005, on its third quarter conference call at the end of July.

Cautionary Statement
--------------------

      This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Information in this report that does not consist of historical facts, including statements accompanied by or containing words such as "giving effect to," "may," "will," "should," "believes," "expects," "expected," "intends," "plans," "projects," "estimates," "predicts," "potential," "outlook," "forecast," "anticipates," "presume," and "assume," are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include (i) risks associated with the recent Poly-Scientific acquisition, including, without limitation, the risk that representations made by the seller of the business are untrue or inaccurate or that the Company assumed unknown liabilities in connection with the acquisition and that indemnification from the seller for those matters is limited or unavailable, the risk that Poly-Scientific business will not be successfully integrated on a timely basis or at all, which includes the risk that Poly-Scientific's customer, supplier, and key employee relationships are not preserved, and the risk that the Poly-Sci business does not perform in accordance with the Company's expectations, (ii) fluctuations in general business cycles and demand for capital goods, (iii) the Company's dependence on government contracts, that may not be fully funded or may be terminated, (iv) the Company's dependence on certain major customers, such as The Boeing Company and Lockheed Martin, for a significant percentage of its sales, (v) the Company's dependence on the commercial aircraft industry which is highly cyclical and sensitive to fuel price increases, labor disputes, and economic conditions, (vi) the possibility that advances in technology could reduce the demand for certain of the Company's products, specifically hydraulic-based motion controls, (vii) intense competition which may require the Company to compete by lowering prices or by offering more favorable terms of sale, (viii) the Company's significant indebtedness, which could limit its operational and financial flexibility or which is at variable rates that may increase, (ix) higher pension costs and increased cash funding requirements which could occur in future years if future actual plan results differ from assumptions used for the Company's defined benefit plans, including returns on plan assets and interest rates, (x) a write-off of all or part of the Company's goodwill which could adversely affect the Company's operating results and net worth and cause it to violate covenants in its bank agreements, (xi) the potential for substantial fines and penalties or suspension or debarment from future contracts in the event the Company does not comply with regulations relating to defense industry contracting, (xii) the potential for cost overruns on development jobs and fixed-price contracts and the risk that actual results may differ

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from estimates used in contract accounting, (xiii) the Company's ability to successfully identify and consummate acquisitions and integrate the acquired businesses and the risk that known liabilities will be assumed by the Company in connection with acquisitions, including liabilities for which indemnification from the seller may be limited or unavailable, (xiv) the possibility of a catastrophic loss of one or more of the Company's manufacturing facilities, (xv) the impact of product liability claims related to the Company's products used in applications where failure can result in significant property damage, injury or death, (xvi) the possibility that litigation may result unfavorably to the Company (xvii) foreign currency fluctuations in those countries in which the Company does business and other risks associated with international operations, and (xviii) the cost of compliance with environmental laws. The factors identified above are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made in this release. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. The Company disclaims any obligation to update the forward-looking statements made in this report.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        MOOG INC.

Dated: May 19, 2004                                 By: /s/ Donald R. Fishback
                                                        ----------------------
                                                        Name: Donald R. Fishback
                                                              Controller

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                                  EXHIBIT INDEX

Exhibit     Description
-------     -----------

99.1        Press release dated May 19, 2004.